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                                                                Exhibit 99.(h)17

                               AMENDMENT NO. 5 TO
                          FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 5 TO FUND PARTICIPATION AGREEMENT is made as of this ____ day of ____________, 2005 by and between SYMETRA LIFE INSURANCE COMPANY (F/KA SAFECO LIFE INSURANCE COMPANY) (the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the "Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company and the Distributor are parties to a certain Fund Participation Agreement dated December 19, 1995, as amended on June 26, 1997, September 12, 1997, February 22, 2002 and April 29, 2003 (the "Agreement") whereby shares of the Funds were made available to serve as investment funding options for the Contracts; and

WHEREAS, the Company, now desires to expand the number of American Century funds made available by Distributor to its Clients by adding Class II of the VP Large Company Value Fund and VP Inflation Protection Fund as an investment options under the Agreement;

WHEREAS, in connection with the expansion of Funds made available under the Agreement, the parties have agreed to revise the compensation terms as set forth herein. NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. ADDITION OF FUND. The second Whereas clause of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof.
          "WHEREAS, the Company wishes to offer as investment options under the Contracts, Class I of the following Funds: VP Balanced Fund, VP International Fund and VP Value, which are issued by American Century Variable Portfolios, Inc. and Class II of the following Funds: VP Ultra Fund, VP Large Company Value Fund and VP Inflation Protection Fund, which are issued by American Century Variable Portfolios II, Inc. (collectively the "Funds") each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by the issuers, and"

2. COMPENSATION AND EXPENSES: Section 5(b)-(f) are hereby deleted in their entirety and the following sections shall be substituted in lieu thereof.
"(b) Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than

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     having each Contract owner as a shareholder. In consideration of the
     Administrative Services and performance of all other obligations under this Agreement by the Company, Distributor will pay the Company a fee (the "Administrative Services Fee") as set forth on EXHIBIT A, attached hereto, per annum of the average aggregate amount invested by the Company in Class I and Class II shares of the Funds under this Agreement commencing hereof. The payments received by the Company under this SECTION 5(b) do not constitute payment in any manner for investment advisory services."

3. RATIFICATION AND CONFIRMATION OF AGREEMENT. In the event of a conflict between the terms of this Amendment No.5 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 5 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 5, the parties hereby confirm and ratify the Agreement.

4. COUNTERPARTS. This Amendment No. 5 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 5 as of the date first above written.


SYMETRA  LIFE INSURANCE COMPANY             AMERICAN CENTURY
                                            INVESTMENT SERVICES, INC.


By:                                    By:
     ---------------------------            ------------------------------------
     Name:                                       Name:
     Title:                                      Title:

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                                    EXHIBIT A


                         FUNDS AVAILABLE AND APPLICABLE
                          ADMINISTRATIVE SERVICES FEES

CLASS I VP FUNDS FEES
VP Balanced Fund                                25 basis points
VP International Fund                           25 basis points
VP Value Fund                                   25 basis points

CLASS II VP FUNDS FEES
VP Ultra Fund                                   25 basis points
VP Large Company Value Fund                     25 basis points
VP Inflation Protection Fund                    15 basis points